UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RadioShack Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Leonard H. Roberts
Chairman and Chief Executive Officer
David J. Edmondson
President and Chief Operating Officer
300 RadioShack Circle
Fort Worth, Texas 76102

April 7, 2005

Dear Stockholder:

We would like to cordially invite you to attend our 2005 Annual Meeting on Thursday, May 19, 2005, at 10:00 a.m., at RadioShack Corporation, Trinity Building, RadioShack Riverfront Campus, 300 RadioShack Circle, in Fort Worth, Texas. The formal notice of the meeting, the proxy statement, our 2004 Annual Report and your proxy card are enclosed in this mailing.

The meeting also marks several important milestones for your company. In addition to being the first annual meeting held at RadioShack’s new Riverfront Campus, the meeting marks the beginning of Dave Edmondson’s role as Chief Executive Officer of RadioShack.

In addition to each item of business described in the enclosed notice of the meeting, we will also give a current report on our business operations. There will also be time for questions.

Your vote is important. We encourage you to sign and return your proxy card or vote by telephone or the Internet prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Submitting your vote promptly will save your company the cost of additional proxy solicitation.

Sincerely,

LEONARD H. ROBERTS

DAVID J. EDMONDSON

300 RadioShack Circle

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., local time Thursday, May 19, 2005

LOCATION	RadioShack Corporation Trinity Building RadioShack Riverfront Campus 300 RadioShack Circle Fort Worth, Texas 76102

ITEMS OF BUSINESS

(1)    Elect 14 directors to serve until the 2006 Annual Meeting or until their successors are elected and qualified.

(2)    Transact any other business properly brought before the meeting or any adjournment of the meeting.

RECORD DATE	March 22, 2005

ANNUAL MEETING ADMISSION	You may be required to present an admission ticket (printed on the proxy card) or other proof of share ownership (for example, a recent statement from your broker).

By Order of the Board of Directors,

MARK C. HILL

Senior Vice President – Chief

Administrative Officer, Secretary

and General Counsel

April 7, 2005

We urge each stockholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. Please see our question and answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

•	Denotes item to be voted on at the meeting.

RADIOSHACK CORPORATION

300 RadioShack Circle

Fort Worth, Texas 76102

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 19, 2005

Your board of directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the RadioShack Corporation 2005 annual meeting of stockholders. The meeting will be held on Thursday, May 19, 2005, at 10:00 a.m., local time, at RadioShack Corporation, Trinity Building, RadioShack Riverfront Campus, 300 RadioShack Circle, Fort Worth, Texas 76102. For directions to the meeting, please refer to your proxy card. The proxies also may be voted at any resumption of the meeting after adjournment or postponement of the meeting.

We are first sending out these proxy materials to stockholders on or about April 7, 2005.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

Who is entitled to vote?

Owners of record of common stock at the close of business on the record date, March 22, 2005, are the only persons entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. Each stockholder is entitled to one vote for each share of common stock he or she held on March 22, 2005. We had 156,806,021 shares of common stock outstanding on March 22, 2005, which includes 8,092,369 shares of common stock held under the RadioShack Investment Plan, Supplemental Stock Plan and 401(k) Plan.

What are the board’s recommendations?

The board’s recommendations, if any, are included with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	for election of the nominated slate of directors (Item 1).

Will any other items be presented at the meeting?

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

How do I vote?

You can use one of the following methods:

•	Written proxy: You can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage paid envelope provided.

•	Telephone proxy: You can vote by telephone using the toll-free telephone number shown on your proxy card.

•	Internet proxy: You can vote on the Internet at the Web site address shown on your proxy card.

•	In person: You can vote in person at the meeting. If you own your shares in street name, you will need to obtain a legal proxy from your broker or bank and bring this legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

The telephone and Internet voting procedures are designed to authenticate your identity and allow you to vote your shares. They will also confirm that your instructions have been properly recorded. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with the proxy statement.

What are my voting choices on the matters to be voted on?

In the vote on the election of the 14 director nominees, you may:

•	vote in favor of all nominees,

•	vote to withhold votes as to all nominees, or

•	vote to withhold votes as to specific nominees.

For any other items, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

What if I do not specify a choice for a matter when I return my proxy card?

You should specify your choice for each matter on the enclosed proxy card. If you do not specify a choice, proxies that are signed and returned will be voted FOR the election of all director nominees.

How are votes counted?

Directors are elected by a plurality of votes cast at the meeting. All other matters submitted to a vote of stockholders will be determined by a majority of the votes cast.

We have a policy of confidential voting that applies to all stockholders, including RadioShack employee-stockholders. Equiserve Trust Company, N.A., our stock transfer agent, tabulates the votes received and acts as an inspector of election.

What is the quorum requirement for the annual meeting?

To achieve a quorum at the annual meeting, the holders of a majority of outstanding common stock as of the record date must be present, either in person or by proxy.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes count for quorum purposes. With respect to the election of directors, abstentions will be counted as withheld votes. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote.

For purposes of determining whether a proposal has received a majority vote, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

How will shares of common stock held in RadioShack 401(k) Plan, the RadioShack Employees Supplemental Stock Program, and the RadioShack Investment Plan be voted?

Each participant in the RadioShack 401(k) Plan and the Employees’ Supplemental Stock Plan is entitled to direct the plan trustee on how to vote shares of common stock allocated to his or her account. If a participant does not direct the trustee how to vote his or her allocated shares, the trustee will vote those shares in the same proportion as other participants who have directed the trustee to vote their allocated shares. The trustee will also vote all unallocated shares of common stock held by the 401(k) Plan in this proportion.

Participants in the RadioShack Investment Plan are entitled to direct the plan administrator on how to vote shares of common stock allocated to his or her account. If a participant does not direct the trustee how to vote his or her allocated shares, those shares will not be voted.

How can I revoke my proxy?

You can revoke your proxy at any time before the annual meeting by:

•	giving written notice of revocation to RadioShack at the address below,

•	delivering a later-dated proxy (including by Internet or telephone), or

•	voting in person at the meeting.

You should send any written notice of a revocation of a proxy to RadioShack Corporation, Attention: Shareholder Services, Mail Stop CF3-227, 300 RadioShack Circle, Fort Worth, Texas 76102.

Who can attend the meeting?

Stockholders as of the record date, March 22, 2005, or their duly appointed proxies, may attend the meeting.

You will need your admission ticket as well as a form of personal identification to enter the annual meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please retain the admission ticket. If you own shares in street name, please contact your bank or broker to obtain an admission ticket; however, please note that even if you obtain an admission ticket from your bank or broker to attend the meeting, you will not be able to vote your shares at the meeting without also obtaining a legal proxy from your bank or broker.

If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are a RadioShack stockholder.

Where do I find the voting results of the meeting?

We will publish the voting results in our Form 10-Q for the second quarter of 2005, which we will file with the SEC in August 2005.

How can I receive the proxy statement and annual report electronically?

Registered stockholders may elect to receive RadioShack’s annual report and proxy statement electronically. Choosing electronic delivery gives stockholders faster and more convenient access to the proxy materials and reduces our printing and postage costs.

Registered stockholders can read additional information about electronic delivery and enroll in the service by going to www.econsent.com/rsh on the Internet. Stockholders will be asked to enter their account numbers, which can be found on their Forms 1099-DIV. Registered stockholders needing assistance in obtaining their account numbers should call our stock transfer agent, toll free, at (888) 218-4374. Registered stockholders can also request the service while voting via the Internet by simply clicking the box consenting to electronic delivery.

Stockholders who own their shares in street name should contact their broker to determine their account numbers and to choose electronic delivery.

What is householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. RadioShack and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Each stockholder will receive his or her own proxy card. Once you have received notice from your broker or us that they or we will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to RadioShack Corporation, Attention: Shareholder Services, Mail Stop CF3-227, 300 RadioShack Circle, Fort Worth, Texas 76102, or by calling Shareholder Services at (817) 415-3021.

ITEM 1—ELECTION OF DIRECTORS

Fourteen directors are recommended for election to the board of directors at the 2005 annual meeting. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or if earlier, until their retirement, resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. If any nominee, however, should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors.

NOMINEES FOR ELECTION AS DIRECTORS

Frank J. Belatti Age 57 Director since 1998

Mr. Belatti has been Chairman and Chief Executive Officer of AFC Enterprises, Inc. (the parent company of Popeyes Chicken & Biscuits) since November 1992. He is a director of AFC Enterprises, Inc.

Mr. Belatti is currently a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

David J. Edmondson Age 45 Director since 2005

Effective May 19, 2005, Mr. Edmondson will be appointed Chief Executive Officer of RadioShack Corporation. Prior to his appointment, Mr. Edmondson served as President and Chief Operating Officer of RadioShack Corporation since December 2000. Previously, Mr. Edmondson served as Senior Vice President of RadioShack, and Executive Vice President and Chief Operating Officer of the RadioShack division from October 1998 to December 2000. He is a director of Advanced Micro Devices, Inc.

Mr. Edmondson is currently a member of the Executive Committee.

Ronald E. Elmquist Age 58 Director since 1997

Mr. Elmquist has been a Consultant since January 2004. From May 2001 through January 2004, Mr. Elmquist was President and Chief Executive Officer of SubmitOrder, Inc. (a provider of comprehensive information technology, distribution, and customer response services). From February 2001 to May 2001, Mr. Elmquist was a Consultant, and from June 1998 to February 2001 he was Chairman, President and Chief Executive Officer of Keystone Automotive, Inc. (a specialty automotive parts marketer).

Mr. Elmquist is currently a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

Robert S. Falcone Age 58 Director since 2003

Mr. Falcone is President and Chief Executive Officer of Catalyst Acquisition Group (a private equity buyout firm). From April 2003 through November 2004, Mr. Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc. (a consulting, systems integration and managed service firm). From March 2002 to March 2003, Mr. Falcone was a financial consultant to early stage enterprises, and he was Senior Vice President and Chief Financial Officer of 800.com (an Internet retailer of consumer electronics) from January 2000 to March 2002. From January 1998 to January 2000, he was a private investor, and he was Senior Vice President and Chief Financial Officer of Nike, Inc. (an international sports and fitness footwear and apparel company) from April 1992 to January 1998. He is a director of International Microcomputer Software, Inc. and The Nautilus Group, Inc.

Mr. Falcone is currently a member of the Corporate Governance Committee and the Management Development and Compensation Committee.

Daniel R. Feehan Age 54 Director since 2003

Mr. Feehan has been Chief Executive Officer and President of Cash America International, Inc. (a provider of specialty financial services to individuals) since February 2000. Previously, Mr. Feehan was President and Chief Operating Officer of Cash America International, Inc. from January 1990 to February 2000. He is a director of Cash America International, Inc. and AZZ Incorporated.

Mr. Feehan is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Richard J. Hernandez Age 61 Director since 2001

Mr. Hernandez has been the Retired President of McKesson Corporate Solutions, McKesson Corporation (a provider of supply, information and care management products and services for the healthcare industry) since January 2005. From January 2000 to December, 2004, Mr. Hernandez was the President of McKesson Corporate Solutions, McKesson Corporation. Previously, Mr. Hernandez was Vice President and General Manager of Consulting and Services Group of Johnson & Johnson (a manufacturer of healthcare products) from 1996 to 1999.

Mr. Hernandez is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Robert J. Kamerschen Age 69 Director since 1999

Mr. Kamerschen has been Retired Chairman and Chief Executive Officer of ADVO, Inc. (a targeted direct mail marketing services company) since June 1999 and January 1999, respectively. Mr. Kamerschen has been a Consultant and private investor since February 2002. From October 1999 to February 2002, he was Chairman and Chief Executive Officer of DIMAC Holdings, Inc. (a provider of direct response marketing solutions). From January 1999 to June 1999, he was Chairman of ADVO, Inc., and he was Chief Executive Officer of ADVO, Inc. from November 1988 to January 1999. DIMAC Holdings, Inc. filed for bankruptcy protection on April 6, 2000 and emerged from bankruptcy protection on February 27, 2001. He is a director of IMS Health, Inc.; Linens ‘n Things, Inc.; MDC Partners, Inc.; R. H. Donnelley Corp.; and Vertrue Incorporated.

Mr. Kamerschen is currently the chair of the Management Development and Compensation Committee and a member of the Executive Committee.

Gary M. Kusin Age 53 Director since 2004

Mr. Kusin has been President and Chief Executive Officer of FedEx Kinko’s (a provider of document solutions and business services) since August 2001. From September 1998 to July 2001, Mr. Kusin was President and Chief Executive Officer of HQ Global Workplaces, Inc. (a provider of full-service business office centers). In April 2002, HQ Global filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code and subsequently emerged from bankruptcy in October 2003. He is a director of Electronic Arts Inc.

Mr. Kusin was appointed to the board in December 2004, based on the recommendation of RadioShack’s presiding director, Thomas Plaskett, who is a non-management director.

Mr. Kusin is currently a member of the Management Development and Compensation Committee.

H. Eugene Lockhart Age 55 Director since 2003

Mr. Lockhart has been a Venture Partner with Oak Investment Partners (a venture capital firm) since January 2003. From 2000 to 2003, he was Chairman of The New Power Company (a provider of energy and related services). From 1999 to 2000, he was President of the Consumer Services Division of AT&T Corp. (a voice, video and data communications company). From 1997 to 1998 he was President of the Global Retail Bank of BankAmerica Corporation (a banking company), and from 1993 to 1997, he was President and Chief Executive Officer of MasterCard International Incorporated. NewPower Holdings, Inc. (and its subsidiaries, including The New Power Company) filed for bankruptcy protection on June 11, 2002, and a bankruptcy plan was confirmed on October 27, 2002. He is a director of IMS Health Inc. and Asset Acceptance Capital Corp.

Mr. Lockhart is currently a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

Jack L. Messman Age 65 Director since 1993

Mr. Messman has been President, Chief Executive Officer and Chairman of the Board of Novell, Inc. (a provider of information solutions through various software platforms) since July 2001 and President and Chief Executive Officer of Cambridge Technology Partners, Inc. (now a subsidiary of Novell, Inc.) since July 1999. From October 1996 until July 1999, Mr. Messman was Chairman and Chief Executive Officer, Union Pacific Resources Group Inc. (an oil and gas exploration and development company), and he was President and Chief Executive Officer of Union Pacific Resources, Inc. from May 1991 until July 1999. He is a director of Novell, Inc. and Safeguard Scientifics, Inc.

Mr. Messman is currently a member of the Corporate Governance Committee and the Management Development and Compensation Committee.

William G. Morton, Jr. Age 68 Director since 1987

Mr. Morton has served as a director and an advisor in the securities industry and also as a corporate director and a trustee of several non-profit organizations since October 2002. From June 1985 to March 2001, Mr. Morton served as the Chairman and Chief Executive Officer of the Boston Stock Exchange, and as Chairman Emeritus of the Boston Stock Exchange from March 2001 to October 2002. He is a director of J.P. Morgan Funds.

Mr. Morton is currently a member of the Corporate Governance Committee.

Thomas G. Plaskett Age 61 Director since 1986

Mr. Plaskett is Chairman of Fox Run Capital Associates (a private consulting firm), a corporate director and a business consultant. From November 1999 to December 2000, Mr. Plaskett was Chairman of Probex Corporation (a company engaged in the commercialization of patented technology to process used lubricating oil), and he was President and Chief Executive Officer of Probex Corporation from November 1999 to August 2000. He was Vice Chairman, Legend Airlines, Inc. (a commercial airline company) from June 1997 to February 2001 and Executive Vice President from September 1999 to February 2001. He was Chairman of Greyhound Lines, Inc. (a provider of intercity bus transportation) from March 1995 to March 1999. Legend Airlines, Inc. filed for bankruptcy protection on December 3, 2000. He is a director of Alcon, Inc., Novell, Inc. and Smart & Final, Inc.

Mr. Plaskett is currently the chair of the Corporate Governance Committee and a member of the Executive Committee. He has also been designated the presiding director of the board (please refer to the discussion on page 19 for additional information).

Leonard H. Roberts Age 56 Director since 1997

Mr. Roberts has been Chairman of the Board of Directors of RadioShack Corporation since May 1999 and Chief Executive Officer of RadioShack Corporation since January 1999. Effective May 19, 2005, he will retire as Chief Executive Officer and, if re-elected, will serve as Executive Chairman of the Board. Previously, Mr. Roberts was President of RadioShack Corporation from December 1995 to December 2000. He is a director of J.C. Penney Company, Inc.

Mr. Roberts is currently the chair of the Executive Committee.

Edwina D. Woodbury Age 53 Director since 1998

Ms. Woodbury has been President and Chief Executive Officer of The Chapel Hill Press, Inc. (a publishing services company) since July 1999 and was a Consultant from January 1999 through June 1999. From February 1998 through December 1998, Ms. Woodbury was Executive Vice President—Business Process Redesign of Avon Products, Inc. (a direct seller of beauty and related products), and was Senior Vice President, Chief Financial and Administrative Officer of Avon Products, Inc. from November 1993 to February 1998. She is a director of R. H. Donnelley Corp.

Ms. Woodbury is currently the chair of the Audit and Compliance Committee and a member of the Executive Committee.

The board of directors recommends you vote FOR the election of each of the nominees listed above.

OWNERSHIP OF SECURITIES

Securities Owned by Directors and Officers

The following table sets forth information regarding beneficial ownership of common stock by each director and nominee, the named executive officers in the summary compensation table on page 25, and our directors, nominees and executive officers as a group, all as of February 28, 2005.

	Amount and Nature of Common Stock Beneficially Owned[1]
Name	Number of Shares Held of Record	Right to Acquire[2]	Number of Shares Beneficially Owned	Percent of Class	Deferred and Common Stock Units[3]
Frank J. Belatti, Director	2,500	99,999	102,499	*	3,500
David J. Edmondson, Director, President and Chief Operating Officer	53,761	1,320,804	1,374,565	*	14,723
Ronald E. Elmquist, Director	293	79,999	80,292	*	16,612
Robert S. Falcone, Director	3,025	13,333	16,358	*	3,500
Daniel R. Feehan, Director	2,610	13,333	15,943	*	5,276
Richard J. Hernandez, Director	892	51,999	52,891	*	7,377
Lawrence V. Jackson, Director[4]	910	51,999	52,909	*	10,778
Robert J. Kamerschen, Director	10,991	83,999	94,990	*	9,239
Gary M. Kusin, Director	323	0	323	*	5,000
H. Eugene Lockhart, Director	2,000	13,333	15,333	*	3,500
Jack L. Messman, Director	2,572	95,999	98,571	*	23,145
William G. Morton, Jr., Director	7,029	79,999	87,028	*	17,077
Thomas G. Plaskett, Director	16,750	85,999	102,749	*	7,111
Leonard H. Roberts, Chairman and Chief Executive Officer	78,713	2,955,903	3,034,616	1.9%	332,046
Edwina D. Woodbury, Director	1,017	99,999	101,016	*	9,645
Evelyn V. Follit, Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer[5]	7,366	299,683	307,049	*	17,252
Mark C. Hill, Senior Vice President – Chief Administrative Officer, Secretary and General Counsel	15,153	275,206	290,359	*	22,529
David P. Johnson, Senior Vice President, Acting Chief Financial Officer and Controller	31,970	400,833	432,803	*	22,810
Michael D. Newman, Former Senior Vice President and Chief Financial Officer[6]	0	0	0	*	0
Directors and executive officers as a group (20 people)	239,926	6,172,719	6,412,645	3.9%	535,969

*	Less than 1%.

(1)	Each person has sole dispositive and voting power with respect to the shares indicated, other than Mr. Johnson, who shares voting and dispositive power with respect to 285 shares and the right to acquire 350 shares held by his spouse.

(2)	Shares acquirable by exercising stock options within 60 days after February 28, 2005.

(3)

Deferred stock units and common stock units are not shares of common stock and have no voting power. The deferred stock units represent stock units granted under the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors. The common stock units for directors represent director fee deferrals and partial RadioShack matches under the Directors’ Unfunded Deferred Compensation Plan. The common stock units for executive officers represent salary and bonus deferrals and RadioShack percentage matches under either or both of RadioShack’s Executive Deferred Compensation Plan and the Executive Deferred Stock Plan. These stock units are distributable only in RadioShack common stock.

(4)	Mr. Jackson’s term expires on May 19, 2005, and he is not standing for re-election.

(5)	Ms. Follit retired as Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer effective February 28, 2005.

(6)	Mr. Newman resigned as Senior Vice President and Chief Financial Officer effective July 23, 2004. The information above reflects information for Mr. Newman as of the date of his resignation.

Securities Owned by Principal Stockholders

The following table sets forth information as of the dates set forth below about persons we know as of February 28, 2004 to be the beneficial owners of more than 5% of RadioShack’s issued and outstanding common stock, based on a review of documents publicly filed with the SEC.

Name and Address[1]	Number of Shares Beneficially Owned	Percent of Class
AMVESCAP PLC [2]	12,691,000	8.01%
11 Devonshire Square
London EC2M 4YR
England
Capital Group International, Inc. [3]	8,185,620	5.2%
11100 Santa Monica Blvd.
Los Angeles, California 90025
FMR Corp.[4]	8,058,186	5.085%
82 Devonshire Street
Boston, Massachusetts 02109

(1)	Table does not include the RadioShack 401(k) Plan Trustee, which holds RadioShack common stock for the benefit of RadioShack 401(k) Plan participants.

(2)	According to Schedule 13G filed with the SEC on February 15, 2005, the following entities, which are affiliates of one another, are the beneficial owners (in the manner indicated) of an aggregate of 12,691,000 shares (or 8.01%) of RadioShack common stock: AIM Advisors, Inc has sole voting power and dispositive power with respect to 308,860 shares; AIM Funds Management, Inc. has sole voting and dispositive power with respect to 11,549,500 shares; AIM Private Asset Management, Inc. has sole voting and dispositive power with respect to 1,559 shares; INVESCO Asset Management Ireland Limited has sole voting and dispositive power with respect to 109,800 shares; INVESCO Asia Limited has sole voting and dispositive power with respect to 5,000 shares; INVESCO Italia SGR SPA has sole voting and dispositive power with respect to 565 shares; INVESCO Asset Management Limited has sole voting and dispositive power with respect to 1,600 shares; INVESCO Institutional (N.A.), Inc. has sole voting and dispositive power with respect to 698,253 shares; INVESCO Asset Management GmbH has sole voting and dispositive power with respect to 12,963 shares; and Stein Roe Investment Counsel, Inc. has sole voting and dispositive power with respect to 2,900 shares.

(3)	According to Schedule 13G filed with the SEC on February 14, 2005, Capital Group International, Inc. has sole voting power with respect to an aggregate of 6,476,720 shares and sole dispositive power with respect to 8,185,620 shares.

(4)

According to Schedule 13G filed with the SEC on February 14, 2005, the following entities, which are affiliates of one another, are the beneficial owners (in the manner indicated) of an aggregate of 8,058,186 shares (or 5.085%) of RadioShack common stock: FMR Corp. has sole voting power with respect to

2,569,436 shares and sole dispositive power with respect to 8,058,186 shares; Edward C. Johnson 3d beneficially has sole dispositive power with respect to 8,058,186 shares; and Abigail P. Johnson beneficially has sole dispositive power with respect to 8,058,186 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, directors and certain persons who own more than 10% of RadioShack common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

•	to file reports of their ownership of common stock with the SEC and the New York Stock Exchange, and

•	to furnish us with copies of the reports.

We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, and except as previously disclosed in the proxy statement for the 2004 annual meeting, we believe that all required Section 16(a) reports were timely filed in 2004.

INFORMATION CONCERNING

THE BOARD OF DIRECTORS AND COMMITTEES

Information about Meetings, Attendance and Committees

In 2004, the board of directors held 7 meetings (all in person), and committees of the board of directors held a total of 27 meetings (both in person and by telephone). Each director attended at least 75% of the aggregate of all meetings of the board of directors and the committees on which he or she served during 2004.

The board has four standing committees: the Audit and Compliance Committee, the Corporate Governance Committee, the Executive Committee, and the Management Development and Compensation Committee. Other than the Executive Committee, all of the standing committees are composed entirely of independent, non-employee directors.

Executive sessions without management directors present are scheduled at each board meeting. Thomas G. Plaskett has been designated as the presiding director for each executive session of the board. Additional information about this role is described under “Presiding Director” on page 19.

The board of directors and each committee of the board (other than the Executive Committee) conducted an evaluation of their performance in 2004.

Board Committees and Functions

Audit and Compliance Committee

Members:	Six independent, non-employee directors: • Edwina D. Woodbury (Chair) • Frank J. Belatti • Ronald E. Elmquist • Daniel R. Feehan • Richard J. Hernandez • H. Eugene Lockhart

Number of Meetings Held in 2004: 15

Purpose:

•        Assists the board of directors in fulfilling its oversight responsibilities with respect to the integrity of

•        RadioShack’s financial statements,

•        the financial reporting and disclosure control process,

•        the systems of internal accounting and financial controls,

•        the internal audit function,

•        the annual independent audit of RadioShack’s financial statements, and

•        RadioShack’s compliance with legal and regulatory requirements.

•        Oversees RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting).

•        Oversees and evaluates the performance of RadioShack’s independent auditors, including a review and evaluation of the independent auditors’ qualifications and independence, the engagement partner and the concurring review partner.

•        Seeks to maintain free and open communication among the committee, independent auditors, the internal auditors and management.

•        Produces an annual report for inclusion in the proxy statement.

Charter:	A copy of the charter of the Audit and Compliance Committee is attached as Appendix A and also may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Financial Experts:	The board of directors has unanimously determined that each member of the Audit and Compliance Committee is financially literate under New York Stock Exchange listing standards and at least one member has financial management expertise. Additionally, the board of directors has unanimously determined that each of the following independent members of the Audit and Compliance Committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations: Frank J. Belatti, Ronald E. Elmquist, Daniel R. Feehan, Richard J. Hernandez, H. Eugene Lockhart, and Edwina D. Woodbury.

Corporate Governance Committee

Members:	Seven independent, non-employee directors: • Thomas G. Plaskett (Chair) • Robert S. Falcone • Daniel R. Feehan • Richard J. Hernandez • Lawrence V. Jackson • Jack L. Messman • William G. Morton, Jr.

Number of Meetings Held in 2004: 5

Purpose:

•        Develops, recommends, implements and maintains RadioShack’s Corporate Governance Framework.

•        Identifies and recommends directors and committee members.

•        Oversees the board and evaluates the conduct of senior management.

•        Oversees board and committee evaluations.

•        Oversees RadioShack’s Code of Ethics and Financial Code of Ethics.

•        Oversees risk management and compliance.

Charter:	A copy of the charter of the Corporate Governance Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Executive Committee

Members:	Five directors, including three independent, non-employee directors: • Leonard H. Roberts (Chair) • David J. Edmondson • Robert J. Kamerschen • Thomas G. Plaskett • Edwina D. Woodbury

Number of Meetings Held in 2004: 3

Functions:

•        Exercises all powers of the board of directors when it is impracticable to assemble the full board, unless the actions are otherwise prohibited by law or involve amending the charter of any committee of the board.

Charter:	A copy of the charter of the Executive Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Management Development and Compensation Committee

Members:

Eight independent, non-employee directors:

•        Robert J. Kamerschen (Chair)

•        Frank J. Belatti

•        Ronald E. Elmquist

•        Robert S. Falcone

•        Lawrence V. Jackson

•        Gary M. Kusin

•        H. Eugene Lockhart

•        Jack L. Messman

Number of Meetings Held in 2004: 4

Functions:

•        Assists the board with its responsibility relating to executive compensation.

•        Produces an annual report on executive compensation for inclusion in the proxy statement.

•        Administers and reviews RadioShack’s incentive-based and equity-based compensation plans.

•        Provides oversight regarding management development and succession planning.

Charter:	A copy of the charter of the Management Development and Compensation Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Director Independence

The board of directors has adopted criteria for determining whether a director is independent from management. The board believes that at least 75% of its members should be independent, non-employee directors. The board annually reviews the commercial and charitable relationships that directors may have with RadioShack to determine whether RadioShack’s non-employee directors are, in fact, independent.

To assist it in determining director independence, the board has established the following guidelines consistent with the listing standards of the New York Stock Exchange:

•	No director who is a current employee, or who has been an employee within the preceding three years, of RadioShack may be considered independent.

•	No director who is, or whose immediate family member is, a current partner of RadioShack’s independent auditors may be considered independent.

•	No director who is a current employee of RadioShack’s independent auditors may be considered independent.

•	No director who has an immediate family member who is a current employee of RadioShack’s independent auditors and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice may be considered independent.

•	A director will not be considered independent if, within the preceding three years:

•	an immediate family member of the director has been an executive officer of RadioShack;

•	the director or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from RadioShack (other than director and committee fees);

•	the director or an immediate family member was a partner or employee of RadioShack’s independent auditors and personally worked on RadioShack’s audit within that time;

•	an executive officer of RadioShack was on the compensation committee of a company that employed the director or an immediate family member of the director as an executive officer; or

•	the director is an executive officer or an employee of, or an immediate family member was an executive officer of, another company that makes payments to or receives payments from RadioShack, in an annual amount that, in any year, was greater than $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	The following commercial or charitable relationships will not, by themselves, impair a director’s independence:

•	a director is an executive officer of another company that is indebted to RadioShack, or to which RadioShack is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company he or she serves as an executive officer;

•	a director serves as an officer, director or trustee of a charitable organization and RadioShack’s charitable contributions to such organization are less than the greater of $1,000,000 or 2% of the organization’s total annual charitable receipts; or

•	a director is an executive officer of another company that does business with RadioShack, and the payments made to or received from RadioShack, annually, in any year, are less than the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence guidelines set forth above. If the board determines that a relationship is not material, and the relationship does not satisfy one of the specific categories of immaterial relationships identified above, RadioShack will explain in its proxy statement the basis for the board’s determination.

•	Members of the Audit and Compliance Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from RadioShack (other than director fees) and may not be otherwise affiliated with RadioShack or its subsidiaries.

The board of directors has reviewed the transactions or relationships between each director, or any member of his or her immediate family, and RadioShack, its senior management and its independent auditors. Based on this review and in accordance with RadioShack’s independence criteria, the board of directors has affirmatively determined that each of the following thirteen current non-employee directors has no material relationship with RadioShack and is independent from management: Frank J. Belatti, Ronald E. Elmquist, Robert S. Falcone, Daniel R. Feehan, Richard J. Hernandez, Lawrence V. Jackson, Robert J. Kamerschen, Gary M. Kusin, H. Eugene Lockhart, Jack L. Messman, William G. Morton, Jr., Thomas G. Plaskett and Edwina D. Woodbury. The board of directors has also determined that each of the committees of the board of directors, other than the Executive Committee, is composed entirely of independent, non-employee directors.

In determining that each of the thirteen directors is independent, the board considered that RadioShack and its subsidiaries in the ordinary course of business sell products and services to, and/or purchase products and services from, companies at which certain directors, including Messrs. Falcone, Jackson, Kusin and Messman, serve or have served as an executive officer. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the guidelines stated above. The board also determined that these transactions were not otherwise material to the other company or to RadioShack and that none of our directors had a material interest in the transactions with these companies. The board therefore determined that none of these relationships impaired the independence of the directors. The board also considered that some of RadioShack’s directors were directors (but not officers) of companies or institutions that RadioShack sells products and services to or purchases products or services from, but determined that these relationships did not impair the independence of those directors.

RadioShack’s Corporate Governance Framework

The board of directors has for many years followed specific policies regarding corporate governance and has incorporated these policies and procedures into its Corporate Governance Framework. You can review a copy of RadioShack’s Corporate Governance Framework on our corporate Web site located at www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Corporate Governance Framework by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Responsibilities of the Board of Directors. The Corporate Governance Framework provides that the responsibilities of the board are to:

•	Oversee legal compliance and ethical conduct. Please see the discussion below under “Code of Conduct and Financial Code of Ethics.”

•	Select the chief executive officer and other senior management with due care, and establish compensation and benefits for these executives that, in addition to appropriate base salaries, will include only performance-based bonus and incentive compensation plans.

•	Evaluate the performance of the chief executive officer and other senior management and make changes as may be required, in the sole discretion of the board of directors.

•	Provide oversight of senior management succession planning and, in the case of chief executive officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve RadioShack’s long-term and short-term strategic business and financial plans, and monitor regularly RadioShack’s performance with respect to these plans.

•	Provide general oversight of the business and management of RadioShack.

•	Evaluate the processes and performance of the board and its committees.

•	Propose nominees, upon the recommendation of the Corporate Governance Committee, for election as directors.

•	Determine director compensation and establish board service policies.

•	Establish and maintain a mechanism for stockholders to communicate directly with the presiding director and the chair of the Audit and Compliance Committee.

•	Engage professional advisors directly, as needed to fulfill its responsibilities.

•	Consider the impact of actions taken by the board and senior management on stockholders, employees, customers, suppliers, lenders, and the communities in which RadioShack operates.

Code of Conduct and Financial Code of Ethics. In connection with the board’s responsibility to oversee RadioShack’s legal compliance and ethical conduct, the board of directors has approved RadioShack’s Code of Ethics and Financial Code of Ethics.

•	The Code of Ethics consists of RadioShack’s values and its Code of Conduct. The Code of Ethics represents a framework for decision-making, and is an expression of RadioShack’s core values and expectations regarding business conduct.

•	The Code of Ethics, including the Code of Conduct, is applicable to RadioShack’s directors, officers and employees.

•	RadioShack’s Financial Code of Ethics addresses the responsibilities of RadioShack’s chief executive officer, president, chief financial officer and controller concerning the roles of these individuals with respect to the oversight of RadioShack’s financial practices.

•	The Corporate Governance Committee annually reviews and oversees compliance with the Code of Conduct and the Financial Code of Ethics.

•	You can review the Code of Conduct and the Financial Code of Ethics on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Code of Conduct and the Financial Code of Ethics by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102. RadioShack intends to post amendments to or waivers from its Code of Conduct or Financial Code of Ethics (to the extent applicable to any senior executive officer or director of RadioShack) at this location on its website.

Structure of the Board of Directors. The Corporate Governance Framework sets forth the following concerning the structure of the board of directors:

•	Under RadioShack’s bylaws, the board of directors determines the number of directors, but there must be at least three directors.

•	The board of directors annually elects a chairman of the board from among the directors to preside over meetings of the stockholders and the board. The board may, in its discretion, separate or combine the offices of chairman of the board, chief executive officer and president.

•

A majority of the directors must be “independent,” under the listing standards of the New York Stock Exchange and under applicable laws and regulations. It is the goal and present practice of the board of directors that at least 75% of the directors be independent. In addition, no more than two directors may be RadioShack employees.

•	Only independent directors can serve on the Audit and Compliance Committee, the Corporate Governance Committee and the Management Development and Compensation Committee.

Directors. The Corporate Governance Framework sets forth the following concerning directors:

•	Under RadioShack’s bylaws, directors are elected each year at the annual meeting of stockholders.

•	Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings. In the event that a director’s absentee rate must be disclosed in the proxy statement, there is a presumption that the director is unable to participate in the responsibilities as a director and will not stand for re-election. The board of directors may consider unique circumstances and waive this presumption.

•	Each non-employee director is required to own shares of RadioShack stock with a minimum value equal to 200% of the director’s annual retainer by no later than immediately prior to the director’s fourth anniversary of his or her election to the board.

•	Newly appointed or elected directors are required to attend orientation sessions conducted by RadioShack to familiarize themselves with RadioShack. In addition, it is expected that directors will attend at least twenty-four hours of continuing education during a three-year period.

•	Each non-employee director should inform the chair of the Corporate Governance Committee and the chairman of the board of any principal occupational change (including retirement) and should volunteer to resign from the board.

•	Directors are required to retire from the board immediately prior to the annual meeting of stockholders following their 72nd birthday.

Desired Characteristics of Individual Directors and the Board.

•	The board of directors shall be composed of a majority of non-employee directors with a diverse range of talents, expertise and occupational backgrounds. As such, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors should be considered.

•	Nominees to the board of directors may be identified by various methods, including by stockholder nomination, director search firms or by present board members.

•	Potential new and incumbent directors should demonstrate or possess a preponderance of the following personal characteristics:

•	demonstrable personal commitment to the long-term interests of the stockholders,

•	strength of character,

•	leadership,

•	highest personal and professional ethics, integrity, and values,

•	independence from RadioShack and its affiliates,

•	personal accountability,

•	informed judgment,

•	open participation in deliberations,

•	inquisitive personality,

•	independent thinker,

•	wise counsel,

•	financial literacy,

•	mature self-confidence,

•	investment of time and effort on consistent basis,

•	high performance standards, and

•	demonstration of proven track record in area of expertise.

•	The composition of the board, as a whole, should represent diverse experiences at the policy-making levels of significant commercial enterprises. Additionally, the collective competencies of the board should include directors with expertise in one or more of the following areas:

•	accounting and finance,

•	broad business judgment,

•	management experience at a senior policy-making level in one or more functional areas of a major public company,

•	crisis management,

•	industry knowledge,

•	international markets, and

•	strategy and vision.

Presiding Director. The non-employee directors appoint a presiding director to strengthen the independence and the role of the non-employee directors. The duties of the presiding director are to:

•	Preside at board meetings in the absence of the chairman of the board, or upon designation by a majority of directors.

•	Preside at executive sessions or other meetings of the non-management directors.

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board.

•	Consult with the chairman of the board as to agenda items for board and committee meetings.

•	Coordinate with committee chairs in the development and recommendations relative to board and committee meeting schedules.

The non-employee directors have appointed the chair of the Corporate Governance Committee, Thomas G. Plaskett, to serve as the presiding director for three years or until a new chair of the Corporate Governance Committee is appointed (whichever is earlier). Mr. Plaskett is an active member of the board of directors, having attended 32 of the 34 board and committee meetings held in 2004, representing 94% of all meetings held (including committees of which Mr. Plaskett was not a member).

Compensation of Directors

Non-employee directors are currently compensated as follows:

Components	Compensation
Annual board retainer [1]	$40,000

Annual grant of deferred stock units [2]	3,500 deferred stock units

Annual retainer for committee chair	$15,000

Annual retainer for Presiding Director	$20,000

Board attendance fee [1] (each in person meeting)	$1,500

Board attendance fee [1] (each conference call meeting)	$1,000

Committee attendance fee [1] (each in person meeting)	$1,250

Committee attendance fee [1] (each conference call meeting)	$1,250

Expenses of attending meetings	Reimbursement of actual expenses incurred

New director grant of deferred stock units [2]	One-time grant of 5,000 deferred stock units

(1)	Each non-employee director may elect before December 31 of each year to have 50% or 100% of the annual retainer and meeting fees paid in shares of common stock; otherwise, these fees will be paid in cash.

(2)	Under the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors, each new non-employee director receives a one-time grant of 5,000 deferred stock units on the date he or she attends his or her first board meeting, and each non-employee director, who has served one year or more as of June 1 of any year, will automatically be granted 3,500 deferred stock units on the first business day in June of each year that he or she serves as a director. Please see the description of the plan below

In addition, directors may use RadioShack aircraft from time to time in connection with our business operations. Directors and their spouses are also eligible to travel on RadioShack aircraft on non-company business on a space-available basis, if approved in advance by the Chief Executive Officer or, in his absence, the Senior Vice President – Chief Administrative Officer, General Counsel and Corporate Secretary. In 2004, a director accompanied some of our officers on RadioShack aircraft on a RadioShack business trip. RadioShack incurred no incremental cost as a result of this director’s travel.

Unfunded Deferred Compensation Plan for Directors. Under RadioShack’s Unfunded Deferred Compensation Plan for Directors, non-employee directors may elect to defer payment of all or a specified part of their annual retainer fees and meeting fees. Interest is credited for fees deferred in cash at 1% below the prime rate. If a director elects to defer payment of fees payable in common stock for more than three years, RadioShack will make an additional contribution of 25% of the amount deferred in common stock. Upon a change in control of RadioShack, a director will receive any deferred fees and the additional RadioShack contribution in a lump sum cash payment.

RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors. The RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors provides for a one-time grant of 5,000 deferred stock units for each new non-employee director, and for annual grants of 3,500 deferred stock units to non-employee directors, vesting in equal amounts over three years. These directors receive shares of common stock equal to the number of vested deferred stock units in their account only when their service as a director terminates. The plan replaces one-time and annual grants of stock options to the directors.

Communications with the Board of Directors

Communications with the Presiding Director. Stockholders who wish to communicate with the board of directors or who have concerns regarding RadioShack that pertain to matters other than accounting, internal accounting controls or auditing matters can communicate confidentially with RadioShack’s presiding director, Mr. Thomas G. Plaskett, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF3-203

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Presiding Director

•	by e-mail:

RSPresidingDirector@foxruncapital.com

•	by telephone (toll-free):

1-877-723-4699 (1-877-RADIO99)

Communications with the Chair of the Audit and Compliance Committee. Stockholders with concerns regarding RadioShack that pertain to matters concerning accounting, internal accounting controls or auditing matters or that relate to RadioShack’s Financial Code of Ethics can communicate confidentially with RadioShack’s chair of the Audit and Compliance Committee, Edwina D. Woodbury, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF3-203

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Chair of the Audit and Compliance Committee

•	by e-mail:

ChairofAuditCommittee@chapelhillpress.com

•	by telephone (toll-free):

1-877-723-4699 (1-877-RADIO99)

Please note that the telephone number listed above for the presiding director and the chair of the Audit and Compliance Committee is administered by an independent third party and therefore does not provide direct communications with either the presiding director or the chair of the Audit and Compliance Committee.

Mail sent to the address listed above for the presiding director or the chair of the Audit and Compliance Committee will be forwarded, unopened, by the Corporate Secretary to the presiding director or the chair of the Audit and Compliance Committee, as applicable. Calling the toll-free number allows stockholders to make reports anonymously and confidentially.

Directors’ Attendance at the Annual Meeting

RadioShack encourages each of its directors and nominees for director to attend the annual meeting of stockholders, although attendance is not mandatory. Each of the current directors (other than Mr. Kusin, who was not a director at the time) attended the annual stockholders’ meeting for 2004, and it is anticipated that each of the directors will also attend the annual meeting for 2005.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

Respective Responsibilities of the Committee, Management and the Independent Auditors. As discussed in its charter, the primary responsibility of the Audit and Compliance Committee is to oversee RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting) and reporting processes on behalf of the board and report the results of its activities to the board. Management is responsible for preparing RadioShack’s financial statements. PricewaterhouseCoopers LLP, RadioShack’s independent accounting firm, is responsible for performing an integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The function of the committee is to provide business, financial and accounting oversight at the board level, along with advice, counsel, and direction to management and the auditors on the basis of information it receives, discussions with management and the auditors, and the experience of the committee’s members. The committee’s role is not intended to duplicate or to certify the activities of management and the independent auditors.

Independence of Committee Members. Each of the members of the committee meets the independence and experience requirements of the New York Stock Exchange and the SEC.

Committee Charter. The committee has adopted, and annually reviews, a charter outlining the practices that it follows. In February 2005, the board of directors amended the committee’s charter. A copy of the amended charter is attached as Appendix A to this proxy statement. The charter complies with all current regulatory requirements and the requirements of the New York Stock Exchange and the SEC.

Discussions of the Committee. Throughout 2004, the committee met and held many discussions with management and the independent auditors. The committee also held a number of meetings, without members of RadioShack’s management present, with RadioShack’s internal auditor and with the independent auditors.

Among other things, during these meetings, the committee reviewed and discussed RadioShack’s audited consolidated financial statements with RadioShack’s management and the independent auditors. The committee also discussed with the independent auditors other matters required to be discussed by the auditors with the committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of RadioShack’s consolidated financial statements. The committee also received and discussed with the independent auditors their annual written report on their independence from RadioShack and its management, which is issued under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the independent auditors’ independence. These discussions with the independent auditors included an examination of whether the provision of non-audit services provided by them to RadioShack during 2004 was compatible with the auditors’ independence. In addition, the committee obtained and reviewed a report by the independent auditors describing the firm’s internal quality-control procedures and related matters, as required by the listing standards of the New York Stock Exchange.

The committee also reviewed key initiatives and programs aimed at strengthening the effectiveness of RadioShack’s internal and disclosure control structure. As part of this process, the committee continued to monitor the scope and adequacy of RadioShack’s internal auditing program, as well as reviewed staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

In reliance on these reviews and discussions, and the report of the independent auditors, the committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in RadioShack’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Edwina D. Woodbury (Chair)	Daniel R. Feehan
Frank J. Belatti	Richard J. Hernandez
Ronald E. Elmquist	H. Eugene Lockhart

Fees and Services of the Independent Auditors

PricewaterhouseCoopers LLP performed the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2004, and the audit of RadioShack’s consolidated financial statements for the year ended December 31, 2003. The following is a summary of the fees billed to RadioShack by PricewaterhouseCoopers LLP for professional services rendered for the years ended December 31, 2004 and December 31, 2003, respectively:

Fee Category	2004 Fees		2003 Fees
Audit fees	$2,066,951	[1]	$778,000
Audit-related fees	131,212		272,500
Tax fees	31,624		168,378
All other fees	1,500		1,400

Total fees	$2,231,287		$1,220,278

(1)	Includes $1,226,000 for services with respect to the auditor’s opinion of management’s assessment of the effectiveness of RadioShack’s internal control over financial reporting and of the effectiveness of RadioShack’s internal control over financial reporting.

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports, along with services that only the independent auditors can provide. These services include statutory and regulatory filings or comfort letters, statutory audits, attestation services, consultations with respect to accounting treatment and disclosure of transactions and the impact of proposed accounting rules and standards, and consents with respect to, assistance with, and review of documents filed with the SEC.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RadioShack’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting.

Tax Fees. Consist of fees billed for tax services that are unrelated to the audit of RadioShack’s consolidated financial statements. These services include assistance regarding federal, state, employee benefit plan and international tax compliance, approved tax planning, review of returns and other tax advice.

All Other Fees. Consist of fees for products and services other than the services reported above. In fiscal 2004 and 2003, these services included an accounting research software license fee.

Policy for Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one calendar year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to, and do, periodically report to the committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, along with the fees for the services performed to date. The committee may also pre-approve particular services on a case-by-case basis. The committee separately pre-approved all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2004.

In connection with its pre-approval, the committee considers whether the provision of any permissible non-audit services is compatible with maintaining the independence of the independent auditors. The committee has determined the provision of the permissible non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Appointment of Independent Auditors

The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as independent auditors for 2005. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation paid in 2004, 2003 and 2002 to our chief executive officer and our four other most highly compensated executive officers (including executive officers who would otherwise be disclosed but for the fact they were not serving at the end of the year).

Summary Compensation Table

		Annual Compensation[1]					Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus			Securities Underlying Options/SARs[2]	All Other Compensation[3]
Leonard H. Roberts Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	1,129,792 1,100,000 1,100,000	$ $ $	1,882,795 1,629,271 0		200,000 425,000 575,000	$ $ $	187,746 84,835 202,124	[4] [4] [4]

David J. Edmondson President and Chief Operating Officer	2004 2003 2002	$ $ $	616,154 600,000 600,000	$ $ $	820,219 817,386 0		125,000 255,000 345,000	$ $ $	95,882 56,010 59,472

Evelyn V. Follit [5] Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer	2004 2003 2002	$ $ $	343,708 319,423 280,000	$ $ $	400,115 451,501 0		21,850 56,100 75,000	$ $ $	46,021 23,596 24,394

Mark C. Hill Senior Vice President – Chief Administrative Officer, Secretary and General Counsel	2004 2003 2002	$ $ $	338,109 326,105 320,000	$ $ $	393,094 459,547 0		26,500 68,100 92,000	$ $ $	20,864 14,743 18,958

David P. Johnson [6] Senior Vice President, Acting Chief Financial Officer and Controller	2004		$255,889		$311,783	[7]	21,400		$173,027

Michael D. Newman [8] Former Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	314,223 458,585 450,000	$ $ $	0 646,239 0		33,100 85,000 115,000	$ $ $	13,005 31,511 91,524

(1)	The officers did not receive any annual compensation other than salary and bonus, except for certain perquisites and other personal benefits. The aggregate amount of these perquisites and benefits (if any) for each of the officers during the each of the years shown does not exceed $50,000. These perquisites and benefits may include the use of RadioShack aircraft by spouses and other family members of the officers when these spouses and family members accompany the officers on the officers’ business trips. Because the trips were related to RadioShack’s business, RadioShack incurred no incremental cost as a result of such accompaniment.

(2)	Includes all options granted during the year under the 1993 Incentive Stock Plan, the 1997 Incentive Stock Plan and the 2001 Incentive Stock Plan, regardless of whether the options are incentive stock options or non-qualified stock options.

(3)

Includes RadioShack’s contributions allocated to the accounts of the officers participating in the following employee benefit plans: the RadioShack Investment Plan, the RadioShack 401(k) Plan, the Employees’ Supplemental Stock Plan (an excess benefit plan), the Executive Deferred Compensation/Stock Plans and insurance premiums for disability, medical and life insurance. The amounts allocated in 2004 to the officers in the RadioShack Investment Plan, the RadioShack 401(k) Plan, the Supplemental Stock Plan, the Executive Deferred Compensation/Stock Plans, and insurance premiums, respectively, are: $12,923, $1,570, $3,228, $158,788 and $10,647 for Mr. Roberts; $11,055, $3,654, $44,877, $22,798 and $13,498 for Mr. Edmondson; $4,354, $1,026, $2,584, $29,423 and $8,635 for Ms. Follit; $6,460, $559, $1,401, $0 and $12,444 for Mr. Hill; $5,876, $3,109, $1,725, $155,299 and $7,018 for Mr. Johnson; and $0, $0, $0, $5,144 and $7,861 for Mr. Newman. Amounts do not include amounts payable in the event of a change in control of RadioShack. Please see “Change in Control Provisions.”

(4)	Includes $590, $461, and $354 for Mr. Roberts for amounts imputed as income in 2004, 2003 and 2002, respectively, in connection with RadioShack’s December 21, 2001 loan of $2,180,000 to the Leonard and Laurie Roberts Heritage Trust for the Trust to pay a premium on a life insurance policy on the lives of Mr. Roberts and his spouse in exchange for the relinquishment and waiver by Mr. Roberts of the right to receive under RadioShack’s Executive Deferred Compensation Plan the sum of $2,180,000, representing cash compensation that Mr. Roberts had previously elected to defer. The cost of the loan to RadioShack will not exceed the cost RadioShack would have incurred with respect to the amounts waived by Mr. Roberts under RadioShack’s Executive Deferred Compensation Plan. Upon the last to die of Mr. Roberts and his spouse, RadioShack will be repaid under the Trust’s December 21, 2001 Promissory Note to RadioShack the principal amount of its loan to the Trust plus accrued interest at the rate of 4.99% per annum. In connection with this transaction, RadioShack, Mr. Roberts and his spouse entered into a Death Benefit Agreement, which is described below under “Other Matters Involving Executive Officers – Executive Agreements.”

(5)	Ms. Follit retired as Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer effective February 28, 2005.

(6)	Mr. Johnson was appointed Acting Chief Financial Officer effective July 23, 2004. Prior to this appointment, Mr. Johnson served as Senior Vice President – Controller of RadioShack.

(7)	Includes a President’s Special Bonus Payment of $51,809 in connection with Mr. Johnson’s services as Acting Chief Financial Officer.

(8)	Mr. Newman resigned as Senior Vice President and Chief Financial Officer effective July 23, 2004.

RadioShack Investment Plan. On April 30, 2004, RadioShack amended its employee stock purchase plan and renamed it the RadioShack Investment Plan. Only employees participating in the former employee stock purchase plan as of April 29, 2004, may participate in the plan, and new employees are not eligible to participate in the plan. Participants contribute from 1% to 7% of their annual compensation, based on the amount of their election in the employee stock purchase plan as of April 29, 2004. Participants may decrease, but not increase, the amount of their election. Participants may annually elect to receive their contributions either in the form of cash or RadioShack stock. RadioShack matches 40%, 60% or 80% of each participant’s contribution, depending on the participant’s length of continuous participation in the employee stock purchase plan as of April 29, 2004. This matching contribution is in the form of either cash or RadioShack stock, based on the participant’s election to receive his or her contribution in cash or common stock, as described above.

RadioShack 401(k) Plan. The RadioShack 401(k) Plan is a tax-qualified defined contribution plan. Eligible employees may direct their contributions into various investment alternatives, including investing in RadioShack common stock. Participants may defer, via payroll deductions, 1% to 15% of their annual compensation; however, RadioShack officers may only defer from 1% to 8% of their annual compensation. Contributions per participant are limited to certain annual maximums permitted by the Internal Revenue Code. RadioShack presently contributes an amount to each participant’s account maintained under the plan equal to 30% of the participant’s contributions on up to 8% of their annual compensation. This percentage contribution by RadioShack is discretionary and may change in future years. Any contributions by RadioShack are made directly to the 401(k) Plan and are made in cash and invested in an age appropriate retirement fund for each participant; however, participants may immediately reinvest RadioShack’s contribution into other investment alternatives provided by the 401(k) Plan.

Employees’ Supplemental Stock Plan. The Employees’ Supplemental Stock Plan enables employee-participants of our 401(k) Plan who are no longer eligible to make pre-tax contributions to the 401(k) Plan to make after-tax contributions to the Supplemental Stock Plan to purchase RadioShack stock. RadioShack matches 80% of each participant’s contribution. When these employee participants are again eligible to make pre-tax contributions to the 401(k) Plan, they are not eligible to contribute under the Supplemental Stock Plan.

Executive Deferred Compensation/Stock Plans. RadioShack’s Executive Deferred Compensation Plan and Executive Deferred Stock Plan permit officers of RadioShack to defer, on a pre-tax basis, up to 80% of their base salary and/or bonus, unless otherwise permitted by the plan administrator. These plans are distinct from the Salary Continuation Plan and Deferred Compensation Plan described on page 29. The major features of these plans are:

•	deferral of the receipt of up to 80% of officers’ base salaries or bonuses,

•	investment of cash deferrals in either RadioShack’s common stock or certain specified mutual funds,

•	RadioShack’s matching payments on salary and bonus as follows: 12% match on salary and bonus deferrals in the form of RadioShack’s common stock and an additional 25% match on salary or bonus deferrals in the form of RadioShack’s common stock if salary and/or bonus deferrals are deferred for more than five years and are invested in RadioShack’s common stock, and

•	selection of a future distribution date to receive the deferrals and matches in either a lump sum or annual installment payments not exceeding 20 years.

Option Grants in the Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted[1]	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
					5%	10%
Leonard H. Roberts	200,000	15.93%	$35.08	2/20/2011	$2,855,809	$6,655,250

David J. Edmondson	125,000	9.96%	$35.08	2/20/2011	$1,784,881	$4,159,532

Evelyn V. Follit [3]	21,850	1.74%	$35.08	2/20/2011	$311,997	$727,086

Mark C. Hill	26,500	2.11%	$35.08	2/20/2011	$378,395	$881,821

David P. Johnson	21,400	1.70%	$35.08	2/20/2011	$305,572	$712,112

Michael D. Newman [4]	33,100	2.64%	$35.08	2/20/2011	$472,636	$1,101,444

(1)	All options shown were granted under the 1997 Incentive Stock Plan and the 1999 Incentive Stock Plan. These options vest in annual increments of one-third beginning on February 20, 2005. For persons who continue to serve as employees of RadioShack, options expire seven years from the date of grant. No stock appreciation rights were granted in 2004.

(2)	The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of RadioShack’s common stock. The gains reflect a future value based upon growth, compounded annually during the 7-year option period, at these prescribed rates. RadioShack did not use an alternative formula for a grant date valuation that would state gains at present, and therefore lower, value. RadioShack is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

(3)	Upon Ms. Follit’s resignation from RadioShack on February 28, 2005, 14,567 options from this grant were forfeited.

(4)	This option grant was forfeited upon Mr. Newman’s resignation from RadioShack on July 23, 2004.

Option Exercises in the Last Year and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year-End		Value of Unexercised in-the-Money Options at Year-End[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard H. Roberts	375,000	$6,959,879	2,555,903	675,001	$10,551,455	$3,967,592

David J. Edmondson	0	$0	1,079,138	410,000	$3,343,656	$2,380,550

Evelyn V. Follit	0	$0	248,700	84,250	$369,429	$522,857

Mark C. Hill	0	$0	228,372	87,168	$718,949	$590,663

David P. Johnson	20,000	$333,065	374,000	59,400	$1,051,745	$458,090

Michael D. Newman	128,333	$871,831	0	0	$0	$0

(1)	For purposes of calculating whether an option was “in-the-money,” this chart uses the December 31, 2004 average of the common stock’s high and low trading prices on the New York Stock Exchange, $32.91.

Long-Term Incentive Plan Awards in Last Fiscal Year

Name	Number of Shares, Units or Other Rights[1]	Performance or Other Period until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans[2]
			Threshold	Target	Maximum
Leonard H. Roberts	$1,171,175	1/1/04 – 12/31/06	$585,588	$1,171,175	$1,756,763

David J. Edmondson	$425,882	1/1/04 – 12/31/06	$212,941	$425,882	$638,823

Evelyn V. Follit [3]	$178,901	1/1/04 – 12/31/06	$89,451	$178,901	$268,352

Mark C. Hill	$175,002	1/1/04 – 12/31/06	$87,501	$175,002	$262,503

David P. Johnson	$101,479	1/1/04 – 12/31/06	$50,740	$101,479	$152,219

Michael D. Newman [4]	$251,723	1/1/04 – 12/31/06	$125,862	$251,723	$377,585

(1)	These awards were granted under RadioShack’s 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at the 2004 annual meeting. The Management Development and Compensation Committee, which administers the plan, sets cash award targets for participating executives. The committee also sets a matrix that describes the percentage of the target award to be granted after performance has been certified. One-third of the performance measure for the plan is compound annual growth in sales revenue, and the remaining two-thirds of the performance measure is compound annual growth in operating income. Under the plan, the executive officer will receive payment at the end of the three-year performance period only if these performance goals are met during the period. If the executive is terminated by RadioShack during the performance period, the executive will forfeit his or her right to receive a payment under the plan except as otherwise provided in an agreement with RadioShack or in the sole discretion of RadioShack. If he or she retires or dies before the end of a performance period, or is terminated and his or her right to receive a payment under the plan is not forfeited as described above, the executive officer will receive a prorated payment under the plan for the performance period in which he or she retires, dies or is terminated based on results for the performance period. If an executive officer’s duties change, the officer’s rights to receive payment under the plan will be subject to revision or termination by the committee.

(2)	If actual performance falls below certain thresholds, no payouts are made. The target award is granted only if performance targets are achieved.

(3)	In connection with Ms. Follit’s retirement on February 28, 2005, Ms. Follit will receive a prorated payment after the end of the performance period if the specified performance targets are achieved.

(4)	This award was forfeited upon Mr. Newman’s resignation from RadioShack on July 23, 2004.

Retirement and Deferred Compensation

The Management Development and Compensation Committee may select full-time executive employees to participate in RadioShack’s Salary Continuation Plan for Executive Employees and its Officer’s Deferred Compensation Plan. The plans generally provide for the payment of:

•	reduced benefits following a participant’s early retirement between the ages of 55 and 65,

•	full benefits in case of retirement between the ages of 65 and 70,

•	reduced benefits in case of retirement between the ages of 70 and 75, and

•	a death benefit to the participant’s designated beneficiary in the event of death prior to age 75 during employment.

Benefits are payable in 120 equal monthly installments.

Under the plans, the committee determines the retirement compensation amount for each participant. This amount does not necessarily bear any relationship to the participant’s present compensation, final compensation or years of service. The annual retirement compensation amount when retiring at age 65 for the following officers at December 31, 2004 would have been as follows:

	Salary Continuation Plan	Deferred Compensation Plan	Total
Leonard H. Roberts	$0	$1,425,000	$1,425,000

David J. Edmondson	$162,500	$437,500	$600,000

Evelyn V. Follit	$0	$300,000	$300,000

Mark C. Hill	$0	$300,000	$300,000

David P. Johnson	$162,500	$25,000	$187,500

Michael D. Newman[1]	$0	$37,500	$37,500

(1)	Mr. Newman resigned as Senior Vice President and Chief Financial Officer effective July 23, 2004. As a result of this resignation, Mr. Newman was not entitled to receive any amounts under the plans at December 31, 2004. The amount indicated above for Mr. Newman represents the amount he would have been entitled to receive had he not resigned.

Other Matters Involving Executive Officers

Executive Agreements

Transition Agreement with Mr. Roberts. In connection with the announced retirement of Mr. Roberts as RadioShack’s Chief Executive Officer, RadioShack and Mr. Roberts entered into a Transition Agreement on January 12, 2005. Under the Transition Agreement, until May 19, 2005 (the “Transition Date”), Mr. Roberts will continue to serve as RadioShack’s Chief Executive Officer and will be entitled to receive his current salary, bonus, stock option grants and other compensation. On the Transition Date, Mr. Roberts will retire as CEO but will remain an employee and will assist in the transition of his duties as CEO, including helping to guide RadioShack on long-term strategic opportunities, representing RadioShack with key industry, civic, and philanthropic constituents, and providing leadership to the Board of Directors, until the date Mr. Roberts’ employment under the Transition Agreement is terminated (the “Retirement Date”). As compensation for Mr. Roberts’ serving as Chairman of RadioShack, RadioShack will provide Mr. Roberts (i) an annual salary of $750,000, from the Transition Date until the Retirement Date; (ii) a target annual bonus of $500,000, payable pursuant to RadioShack’s Bonus Program for Executive Officers; (iii) 120 monthly cash payments in an amount equal to (x) the difference between the plan benefit amount under RadioShack’s Officers’ Deferred Compensation Plan that Mr. Roberts would have received if he retired at age 61 and the plan benefit amount he will receive based upon his age on the retirement date (y) divided by 120; and (iv) a one-time grant of restricted stock on the Transition Date valued at $750,000, that will vest ratably over three years beginning on June 1, 2006.

In addition to the foregoing compensation, during the term of the Transition Agreement, Mr. Roberts will continue to participate in the following plans in accordance with their terms: RadioShack Corporation Officers’ Deferred Compensation Plan, 2004 and 2005 RadioShack Corporation Long-Term Incentive Plan, 2004 RadioShack Corporation Bonus Program for Executive Officers, RadioShack Corporation Executive Deferred Compensation Plan and Executive Deferred Stock Plan, the 1993, 1997, 1999 and 2001 Incentive Stock Plans, RadioShack Investment Plan, RadioShack Corporation Supplemental Stock Plan, RadioShack Corporation 401(k) Plan, RadioShack Corporation Termination Protection Plan and RadioShack’s health and welfare benefit plans.

Furthermore, from the Transition Date until the Retirement Date, Mr. Roberts will be entitled to such medical, disability, life insurance coverage, vacation, sick leave, holiday benefits and any other benefits, in each case as are customarily made available to RadioShack’s executive officers, all in accordance with RadioShack’s benefits program in effect from time to time. In addition, from the Transition Date until the Retirement Date, RadioShack agreed to (i) provide Mr. Roberts with the same executive benefits as provided to him immediately prior to his retirement as CEO, including the use of RadioShack’s aircraft to be used only for RadioShack business purposes pursuant to RadioShack’s policy as in effect from time to time, excess liability insurance coverage, AYCO financial planning and administrative support, (ii) pay the costs of the employee benefits for his administrative assistant, (iii) pay the reasonable costs for the purchase and operation of a computer and a wireless handheld communications device for each of him and his administrative assistant, and (iv) pay his monthly fees at the City Club and the Fort Worth Club. In addition, during such period, RadioShack agreed to provide Mr. Roberts with office space for him and his administrative assistant, selected by Mr. Roberts but at a location other than RadioShack’s corporate headquarters. RadioShack will not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts’ administrative assistant’s base annual salary.

Consulting Agreement with Mr. Roberts. The Transition Agreement with Mr. Roberts contemplates that RadioShack and Mr. Roberts will enter into a Consulting Agreement upon Mr. Roberts’ termination of his employment under the Transition Agreement. The term of the Consulting Agreement will be 31 months after Mr. Roberts’ employment as Chairman ceases. Pursuant to the Consulting Agreement, Mr. Roberts will provide certain consulting services to RadioShack. In return, RadioShack will pay Mr. Roberts a monthly fee of $41,667.

In addition, during the term of the Consulting Agreement, RadioShack agreed to provide Mr. Roberts with an administrative assistant and office space for him and his administrative assistant, selected by him but at a location other than RadioShack’s corporate headquarters. RadioShack will not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts’ administrative assistant’s base annual salary. If Mr. Roberts elects to continue his group health benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, RadioShack agreed to pay the portion of any premiums relating to such continuation coverage that RadioShack would otherwise have paid if Mr. Roberts was an active senior executive officer through the end of the term of the Consulting Agreement. RadioShack also agreed to reimburse Mr. Roberts for all reasonable expenses incurred by him in connection with the performance of his services under the Consulting Agreement within 30 days following his delivery of an accounting of those expenses to RadioShack in accordance with RadioShack’s then-current travel and business expense policy.

Agreements with Mr. Roberts and Mr. Edmondson. The board of directors has determined that it is in the best interests of RadioShack and its stockholders to provide for an orderly transition should either Mr. Roberts or Mr. Edmondson leave the employ of RadioShack. If either Mr. Roberts or Mr. Edmondson involuntarily leaves RadioShack under defined circumstances, their respective agreements provide for salary and bonus payments and acceleration of certain stock awards. In the event either Mr. Roberts or Mr. Edmondson voluntarily leaves RadioShack or leaves under other defined circumstances, he will receive no payments or accelerations under his respective agreement. In no event under these agreements would Mr. Roberts or Mr. Edmondson receive benefits under both arrangements described below under “Change in Control Provisions.” Mr. Roberts’ agreement will terminate on May 19, 2005, under the terms of the Transition Agreement described above.

Death Benefit Agreement with Mr. Roberts and His Spouse. In connection with the December 21, 2001 loan by RadioShack to the Leonard and Laurie Roberts Heritage Trust described above in note 4 to the Summary Compensation Table under “Executive Compensation,” RadioShack has agreed to pay beneficiaries, as designated by Mr. Roberts and his spouse, a death benefit amount. This death benefit amount will only be paid by RadioShack in the event, after the second to die of Mr. Roberts and his spouse, the Leonard and Laurie Roberts Heritage Trust fully repays to RadioShack the $2,180,000 loan made to the Trust plus accrued interest. The death benefit amount is a calculated amount to make the arrangement cost neutral to RadioShack on a present value basis.

Retirement Agreement with Ms. Follit. In connection with the retirement of Evelyn V. Follit, RadioShack’s Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer, on February 8, 2005, RadioShack and Ms. Follit entered into a Retirement Agreement, effective February 28, 2005. Pursuant to the Retirement Agreement, Ms. Follit resigned from RadioShack effective February 28, 2005, and RadioShack agreed to pay Ms. Follit her accrued but unused vacation days in a lump sum on that date. In addition, approximately seven months after that date, RadioShack will commence making 120 successive monthly payments of $3,789.38 each to Ms. Follit. If Ms. Follit dies before RadioShack makes all of these payments to her, RadioShack will make the remaining payments in the same manner and on the same terms and conditions as if the remaining payments were made under RadioShack’s Officers Deferred Compensation Plan.

The Retirement Agreement further provides that RadioShack shall pay Ms. Follit specified compensation in connection with certain consultation services that Ms. Follit may provide as requested by RadioShack from time to time, as well as reimbursement for approved expenses in accordance with RadioShack’s travel policy. Through April 15, 2007, or such earlier date in the event RadioShack determines to discontinue such program, Ms. Follit will be entitled to continue receiving financial consulting benefits, if so desired, under RadioShack’s current program. Ms. Follit is also permitted under the Retirement Agreement to retain certain RadioShack hardware and software, as well as access for two years to her current RadioShack e-mail address. RadioShack has also agreed to provide Ms. Follit with a wireless handheld communication device and to pay for the account as long as her RadioShack e-mail account is active. Ms. Follit will also have full access to executive support for six months, and RadioShack will provide her with any hardware necessary to transition Ms. Follit from RadioShack’s corporate network during this period.

Under the Retirement Agreement, Ms. Follit will also continue to participate in the following plans in accordance with their terms: RadioShack Corporation Officers’ Deferred Compensation Plan, 2004 RadioShack Corporation Long Term Incentive Plan, 2004 and 2005 RadioShack Corporation Bonus Programs for Executive Officers, RadioShack Corporation Executive Deferred Compensation Plan and Executive Deferred Stock Plan, the 1993, 1997, 1999 and 2001 Incentive Stock Plans, RadioShack Investment Plan, RadioShack Corporation Supplemental Stock Plan and RadioShack Corporation 401(k) Plan.

Change in Control Provisions

Deferred Compensation Plan. The Deferred Compensation Plan provides that, for one year following the occurrence of a change in control (as defined in the plan), the plan will not be terminated or amended in any way, nor will the manner in which the plan is administered be changed in any way that adversely affects the rights of its participants or beneficiaries. In the event of a change in control, each participant in this plan becomes immediately vested at the age 65 benefit level. Additionally, if the participant’s employment is terminated for any reason following a change in control, RadioShack must make a lump-sum payment equal to the present value of the age 65 benefit level. Upon a change in control, the provisions of the Deferred Compensation Plan provide that any benefit due under it shall be (1) offset by any outstanding loan to the participant and (2) forfeited if the participant engages in any activity that is in competition with RadioShack. This Deferred Compensation Plan is distinct from the Executive Deferred Compensation/Stock Plans described below.

Executive Deferred Compensation/Stock Plans. The Executive Deferred Compensation Plan and Executive Deferred Stock Plan provide that, in the event RadioShack experiences a change in control (as defined in these plans), within two weeks of this event, each executive employee participant will be paid the full value of his or her accounts in the plans in the form of cash or RadioShack common stock, as the case may be.

Benefit Provisions. The board of directors has also included change in control provisions in the RadioShack 401(k) Plan, the Employees’ Supplemental Stock Plan, the RadioShack Investment Plan, the Post Retirement Death Benefit Plan, the 1993 Incentive Stock Plan, the 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan, the 2001 Incentive Stock Plan and several other plans. The RadioShack 401(k) Plan provides that for a period of one year following a change in control, the plan may not be terminated or amended in any way that would adversely affect the amount or entitlement of benefits. The Employees’ Supplemental Stock Plan and the RadioShack Investment Plan contain similar provisions and provide that RadioShack may not reduce the level of its contributions to these plans. The RadioShack Investment Plan additionally provides that in the event of a change in control or a tender offer, RadioShack will distribute to participants all cash credited to each participant’s account. The change in control provisions of the 1993 Incentive Stock Plan, 1997 Incentive Stock Plan, 1999 Incentive Stock Plan and 2001 Incentive Stock Plan provide that all outstanding options become immediately vested and exercisable in the event of a change in control.

Termination Protection Agreements. As of December 31, 2004, RadioShack has entered into Termination Protection Agreements with certain of its executive officers. The agreements remain in effect unless terminated by either party. If the employment of any executive covered by these agreements is terminated (with certain exceptions) within 24 months following a change in control, the executive will be entitled to receive cash payments (equal to two times current annual salary and the amount of the bonus guarantee under a bonus guarantee letter agreement (the highest bonus paid in the last three years) and an amount equal to the contributions that RadioShack would have made to the RadioShack Investment Plan, the RadioShack 401(k) Plan and the Employees’ Supplemental Stock Plan over a 24-month period, assuming the foregoing salary and bonus guarantee were used to calculate RadioShack’s contributions), as well as the continuation of fringe benefits (including life insurance, disability, medical, dental and hospitalization benefits) for a period of up to 24 months. Additionally, all outstanding incentive awards and stock options will become fully vested, and RadioShack will be required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value.

The Termination Protection Agreements also provide that RadioShack will make additional “gross-up payments” to the executives covered by these agreements to offset fully the effect of any excise tax imposed under the Internal Revenue Code. In addition, RadioShack will pay all legal fees and related expenses incurred by any of these executives arising out of the employment of any of them or termination of employment under certain circumstances.

Payments upon a Change in Control. Assuming a change in control occurred on the date of this proxy statement and the employment of the following executive officers terminated on that date, the approximate cash payment made by virtue of all change in control protections implemented by RadioShack (not including the gross-up payments) to Messrs. Roberts, Edmondson, Hill and Johnson would be approximately $6,775,997; $3,525,587; $1,826,493; and $1,327,330, respectively. The amount of the gross-up payment, if any, to be paid may be substantial and will depend upon numerous factors.

Rabbi Trust. In connection with the benefits described above, and several other plans and agreements, RadioShack is authorized to enter into a Rabbi Trust, which is intended to be a grantor trust under the Internal Revenue Code. The Rabbi Trust may be funded by RadioShack at any time, but is required to be funded upon a “threatened change in control” or upon a change in control in an amount sufficient to provide for the payment of all benefits described above and several other plans and agreements. The trust assets of the Rabbi Trust will be subject to the claims of RadioShack’s creditors in the event of RadioShack’s bankruptcy or insolvency. To date, no Rabbi Trust has been established.

Performance Graph

The following graph compares the cumulative total stockholder return on common stock against the cumulative total return on the S&P Corporate 500 Stock Index and the S&P Specialty Retail Index (assuming $100 was invested on December 31, 1999 in common stock and in the stocks comprising the S&P Corporate 500 Stock Index and the S&P Specialty Retail Index and also assuming the reinvestment of all dividends). The S&P Specialty Retail Index and the S&P Corporate 500 Stock Index include RadioShack.

The historical stock price performance of common stock shown on the graph below is not necessarily indicative of future price performance.

Certain Transactions with Management and Others

In connection with his retirement as Chief Executive Officer of RadioShack, Mr. Roberts signed a Transition Agreement with RadioShack on January 12, 2005 in which Mr. Roberts will, after his retirement on May 19, 2005, continue to serve as Executive Chairman and, in return, Mr. Roberts will receive certain compensation and other benefits. The Transition Agreement with Mr. Roberts contemplates that RadioShack and Mr. Roberts will enter into a Consulting Agreement upon Mr. Roberts’ termination of his employment under the Transition Agreement, in which Mr. Roberts will also receive certain payments and other benefits. Please refer to “Other Matters Involving Executive Officers – Executive Agreements – Transition Agreement with Mr. Roberts” and “– Consulting Agreement with Mr. Roberts” beginning on page 29 for additional information.

In addition, Ms. Follit signed a Retirement Agreement with RadioShack on February 8, 2005, in connection with her retirement as RadioShack’s Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer. Under the Retirement Agreement, Ms. Follit will receive certain compensation and other benefits. Please refer to “Other Matters Involving Executive Officers – Executive Agreements – Retirement Agreement with Ms. Follit” on page 31 for additional information.

Mr. Timothy Abbott, Mr. Roberts’ son-in-law, is an at-will employee of RadioShack with the title of Director, Workplace Transition. Mr. Abbott was paid an aggregate salary that did not exceed $75,000 for his services throughout 2004. Mr. Abbott is not an officer of RadioShack and does not report directly or indirectly to Mr. Roberts.

REPORT OF THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The members of the Management Development and Compensation Committee are appointed by the board of directors, and the committee is composed entirely of independent directors.

Management Development Philosophy

The committee believes that oversight of management development is a critical component of its obligations. The committee’s charter and RadioShack’s Corporate Governance Framework describe the committee’s philosophy concerning management development. To this end, the committee reviews RadioShack’s executive succession planning and associated specific executive development plans at least annually.

Compensation Philosophy for Executive Officers and Overall Objectives

RadioShack’s executive compensation program is designed to encourage and reward enhancement of stockholder value by linking the financial interest of RadioShack’s key executives closely to the financial interests of RadioShack’s stockholders, specifically, stockholder value appreciation.

The program focuses on the following key objectives:

•	to attract, retain, motivate and reward key executives through competitive salary and incentive plans,

•	to encourage executive performance that benefits the overall organizational results,

•	to reward effective ongoing management of RadioShack’s operations through annual performance incentives tied to increased levels of performance within departments and RadioShack overall, and

•	to motivate executives toward long-term management of RadioShack through prudent use of equity programs and other performance driven incentives that focus management attention on increasing stockholder value.

RadioShack’s executive compensation program contains the following key components to assist in achieving these objectives:

•	a base salary,

•	a cash annual incentive bonus,

•	a cash long-term incentive plan, and

•	other long-term incentives, such as stock options and other equity-based awards.

In determining the specific components of RadioShack’s executive compensation program, the committee obtains input from an independent compensation consulting firm retained by the committee, as well as input from senior management. This firm furnishes the committee with independent executive compensation advice, along with data drawn from multiple nationally recognized surveys and a peer group primarily consisting of the S&P Specialty Retail Index.

Throughout the year, the committee continuously monitors the effectiveness of the components of the compensation program, including performance measures for the annual bonus and long-term incentive plan, and may change them should the committee determine that the enhancement of stockholder value warrants it. This monitoring includes periodic reviews of compensation packages at the peer group described above.

Base Salary for Executive Officers

RadioShack’s executive compensation program includes a competitive base salary that is based on various factors, including:

•	the median pay for the positions at the peer group described above,

•	the past individual performance of the executive officer,

•	an assessment of his or her ability to contribute to RadioShack’s progress,

•	the experience of the individual executive, and

•	the recommendation of the executive’s supervisor or, in the case of the chief executive officer, the committee.

Annual Incentive Bonus for Executive Officers

The executive compensation program also includes an annual incentive bonus, based on the attainment of certain performance measures. Early each year, the committee establishes these performance measures that will be utilized in determining executive officers’ annual bonus.

Once the performance measures are established, the committee also sets a target bonus amount for each executive. The committee initially determines the amount of the target bonus based on a specified percentage of the executive’s base salary. The committee also sets superior and maximum bonus amounts for performance levels beyond the target amount, which amounts are multiples of the target bonus amount. The sum of the executive’s base salary and superior bonus amount is compared to the 75th percentile of the peer group described above, and the sum of the executive’s base salary and maximum bonus is compared to the 90th percentile of the peer group. Based on this comparison, the executive’s bonus amounts may then be adjusted, positively or negatively.

After the end of the year, the committee reviews the company’s actual performance against each of the performance measures established at the beginning of the year. In determining the extent to which the pre-set performance goals are met for a given period, the committee will exercise its judgment as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

2004 Annual Incentive Bonus. In February 2004, the committee established the following performance measures for the top five executive officers, other than for Mr. Johnson:

•	50% of the performance measure is based on the increase in RadioShack’s operating income over the previous year,

•	30% of the performance measure is based on the increase in RadioShack’s earnings per share over the previous year, and

•	20% of the performance measure is based on the increase in RadioShack’s growth in sales over the previous year.

All of Mr. Johnson’s performance measure was based on the increase in RadioShack’s operating income over the previous year.

These performance measures were established pursuant to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at RadioShack’s 2004 annual meeting (the “2004 Plan”), and the RadioShack Bonus Plan for Executive Officers, which was implemented pursuant to the stockholder-approved 2004 Plan.

After the end of 2004, the committee determined that the measures for the top five executive officers had been achieved and that bonuses could be paid under the plan in accordance with Section 162(m). Accordingly, bonuses were paid as follows: Mr. Roberts: $1,882,795; Mr. Edmondson: $820,219; Ms. Follit: $400,115; Mr. Hill: $393,094; and Mr. Johnson: $259,974. Mr. Newman did not receive a bonus with respect to 2004 as a result of his resignation from RadioShack in July 2004. In connection with his services as Acting Chief Financial Officer, Mr. Johnson also received a President’s Special Bonus Payment in the amount of $51,809.

2005 Annual Incentive Bonus. To achieve RadioShack’s strategy to dominate cost-effective solutions to meet everyone’s routine electronics needs and families’ distinct electronics wants, the 2005 annual incentive bonuses for the top five executive officers will be based on the following performance measures:

•	50% of the performance measure is based on the increase in RadioShack’s operating income over the previous year,

•	25% of the performance measure is based on the increase in RadioShack’s earnings per share over the previous year, and

•	25% of the performance measure is based on the increase in RadioShack’s growth in sales over the previous year.

These performance measures have been established in accordance with the 2004 Plan and the RadioShack Bonus Plan for Executive Officers.

Long-Term Incentive Plan for Executive Officers

In 2004, the committee established a cash long-term incentive plan for its executive officers, which directly aligns the executives with RadioShack’s key strategic long-term business objectives, with the objective of ultimately supporting the long-term growth of stockholder value. Each award under the long-term incentive plan has a three-year term. For example, the first performance cycle under the plan began on January 1, 2004 and will end on December 31, 2006.

Awards under the plan are based on RadioShack’s performance over the three-year period, measured under performance goals that are established annually by the committee early in the first year of each performance cycle. Using these performance goals, the committee establishes a target long-term award for each executive participating in the plan that period. The committee initially determines the amount of the target long-term award based on a specified percentage of the executive’s target annual bonus amount. The committee also sets superior and maximum long-term award amounts for performance levels beyond the target long-term amount, which amounts are multiples of the target long-term award amount. The superior long-term award amount is then compared to the 75th percentile of the peer group described above, and the maximum long-term award amount is then compared to the 90th percentile of the peer group. Based on this comparison, the executive’s long-term award amounts may then be adjusted, positively or negatively.

After the end of each three-year performance cycle, the committee reviews the company’s actual performance against each of the performance measures established at the beginning of the cycle. In determining the extent to which the pre-set performance goals are met for a given period, the committee will exercise its judgment as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in RadioShack’s public filings. Any awards are paid in cash as soon as practicable following the end of the each three-year period.

2004 Long-Term Incentive Plan Performance Cycle

In February 2004, the committee established the three-year performance goals for executives for the 2004 through 2006 plan cycle, in accordance with the stockholder-approved 2004 Plan and the RadioShack Corporation Long-Term Incentive Plan, which was adopted pursuant to the 2004 Plan. The cash payment for executives under the 2004 through 2006 plan cycle will be based on achievement of the following performance measures:

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s sales revenue, and

•	67% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income.

Payments to an executive officer under this plan cycle are based on a percentage of that executive officer’s 2004 target bonus.

2005 Long-Term Incentive Plan Performance Cycle

In February 2005, the Management Development and Compensation Committee established the three-year performance goals for executives for the 2005 through 2007 plan cycle. The cash payment for executives under the 2005 through 2007 plan cycle will be based on achievement of the following performance measures:

•	34% of the performance measure is based on the compounded annual growth rate of RadioShack’s sales revenue,

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income, and

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income compared to a specified peer group.

Payments to an executive officer under this plan cycle are based on a percentage of that executive officer’s 2005 target bonus.

Other Long-Term Incentives for Executive Officers

RadioShack’s executive compensation program also includes other long-term incentives, such as stock options and other types of equity-based awards, including a deferred compensation plan, an investment plan and a salary continuation plan. The deferred compensation plan and investment plan are described beginning on page 26, and the salary continuation plan is discussed on page 29.

During 2004, the committee granted a total of 1,255,605 stock options to 2,091 employees under the 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan and the 2001 Incentive Stock Plan. Each of the named executive officers in the summary compensation table were granted stock options in 2004. The quantity of options granted to officers was determined by the committee based on its evaluation of the individual’s performance following consultation with the chief executive officer. The grant of options to the chief executive officer was determined solely by the committee.

Under the 1997 Incentive Stock Plan, RadioShack may also grant restricted stock to eligible participants in amounts to be determined by the committee, subject to the restrictions set forth in the plan. The 1999 Incentive Stock Plan provides only for grants of non-qualified stock options and stock appreciation rights. The 2001 Incentive Stock Plan provides only for grants of incentive stock options and non-qualified stock options to eligible participants. Under the present incentive stock plans of RadioShack, all options and awards are awarded at their fair market value (the average of the high and low sales prices) on the date of grant and may not be repriced under the terms of the incentive stock plans.

The committee believes that stock options continue to play a key role in motivating and rewarding the creation of long-term stockholder value. The committee has awarded in the past, and plans to award in the future, stock options to a wide spectrum of employees to more closely align employee interests with stockholders. In making awards of stock options, the committee does not typically consider any impact that expensing these stock options may have, because of the committee’s belief in the potential enhancement of long-term stockholder value created by option grants, as well as its belief that reductions in the number of options granted in recent years helps to mitigate any expense that could occur.

Compensation of the Chief Executive Officer

Effective March 2004, the committee determined to increase Mr. Roberts’ base salary from $1,100,000 to $1,138,500, based on the factors described above under “Base Salary.” Mr. Roberts was also awarded an annual incentive bonus of $1,882,795 with respect to 2004 in connection with the bonus performance measures of increased operating income, increased earnings per share, and growth in sales over the previous year described above under “2004 Annual Incentive Bonus.” Mr. Roberts also received a grant of options to purchase 200,000 shares of RadioShack common stock in 2004.

For fiscal year 2003, Mr. Roberts received a base salary of $1,100,000, a grant of options to purchase 425,000 shares of RadioShack common stock, and a bonus of $1,629,271.

Policy Regarding Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits corporate deductions to $1 million for compensation, except for qualified performance-based compensation paid to a person who on the last day of a fiscal year is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

To ensure that annual incentive bonus and long-term incentive plan payments to executives subject to Section 162(m) will be deductible by RadioShack, the specified performance measure(s) and goal(s) for annual incentive bonuses and for long-term incentive plan payments set for each fiscal year under the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan must also be met. As discussed below, however, the committee retains the right to award bonuses outside of this plan in appropriate circumstances, including bonuses and long-term incentive plan payments that may not be deductible in part or in full.

Although the committee does design certain components of its executive compensation program to seek full deductibility, the committee believes that the interests of stockholders are best served by not restricting the committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. The committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances. Accordingly, the committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Robert J. Kamerschen (Chair)	Lawrence V. Jackson
Frank J. Belatti	Gary M. Kusin[1]
Ronald E. Elmquist	H. Eugene Lockhart
Robert S. Falcone	Jack L. Messman

(1)	Mr. Kusin was appointed to the Management Development and Compensation Committee on February 25, 2005.

Compensation Committee Interlocks and Insider Participation

The Management Development and Compensation Committee of the board of directors is composed entirely of the independent directors listed above. Each committee member has no professional, familial or financial relationship with the chief executive officer or other executive officers of RadioShack, other than his directorship with RadioShack or relationships that would be considered trivial in nature.

COSTS OF SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. In addition, we have engaged Morrow Company, Inc. to assist with the solicitation of proxies for a fee of $4,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our directors, officers and employees may also solicit proxies by mail, electronically, facsimile, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS AND NOMINATIONS

FOR DIRECTORS FOR THE 2006 ANNUAL MEETING

Stockholder Proposals

We must receive proposals of stockholders intended to be presented at the 2006 annual meeting of stockholders, which is currently scheduled to be held on May 18, 2006, on or before December 9, 2005, for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These written proposals should be sent to the Corporate Secretary at Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas 76102.

With respect to stockholder proposals for the 2006 annual meeting that are not to be included in the proxy statement, these proposals must also be received by the Corporate Secretary by December 9, 2005, at the above address.

Nominations for Election as Director

In accordance with RadioShack’s bylaws and Corporate Governance Framework, as well as applicable law, nominations for the election of directors may be made by the board of directors, by the Corporate Governance Committee of the board, or by any stockholder generally eligible to vote in the election of directors.

Stockholders who wish to nominate persons for election as directors at the 2006 annual meeting must give notice of their intention to make a nomination in writing to the Corporate Secretary of RadioShack on or before December 9, 2005. The notice must set forth:

•	the name and address, as they appear on RadioShack’s records, of the stockholder making the nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the number of shares of common stock owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the nomination is made;

•	any material interest or relationship that the stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have with the nominee;

•	any other information regarding the nominee that would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the written consent of the nominee to serve as a director, if elected.

Each board nominee will be subject to an independent background investigation as part of the nomination process.

The board has delegated the responsibility for evaluating potential board nominees to its Corporate Governance Committee. The committee will consider director candidates recommended by stockholders in accordance with the procedures described above and in RadioShack’s Corporate Governance Framework. Candidates must be highly qualified and exhibit both an interest in serving and a willingness to serve on the board. In addition, candidates should take into consideration the characteristics described beginning on page 18. Candidates must represent the interests of all stockholders and not those of a special interest group. The committee, after reviewing nominees under the procedures and standards established in its charter and RadioShack’s Corporate Governance Framework, will propose a slate of nominees for election to the board at RadioShack’s annual meeting of stockholders. The board will review and approve the final slate of nominees to submit to the stockholders for election.

By Order of the Board of Directors,

MARK C. HILL
Senior Vice President – Chief
Administrative Officer, Secretary
and General Counsel

April 7, 2005

Appendix A

RADIOSHACK CORPORATION

AUDIT AND COMPLIANCE COMMITTEE CHARTER

February 24, 2005

I.	PURPOSE

The Audit and Compliance Committee (the “Committee”) will represent and assist the Board in fulfilling its oversight responsibility to the shareholders and others relating to the integrity of the Company’s financial statements and the overall financial reporting and disclosure control process, the systems of internal accounting and financial controls, the internal audit function (including responsibilities, budget and staffing), the annual independent audit of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Committee will also oversee and evaluate the performance of the Company’s independent auditors, including a review and evaluation of the independent auditors’ qualifications and independence, the engagement partner and the coordinating partner. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal auditors and management of the Company. The Committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement.

II.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

A.	Primary Responsibilities. The primary responsibility of the Committee is to oversee the Company’s financial controls (including appropriate disclosure and internal controls) and reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

B.	Principal Processes. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.

1.

Independent Auditors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee and the Board, as representatives of the Company’s shareholders. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and general oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors). The Committee shall discuss the auditors’ qualifications and independence from management and the Company, including whether the auditors’ performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee’s review of the independent auditors’ internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company. Annually, the Committee will review the qualifications and performance of the Company’s current independent auditors, and select the Company’s independent auditors for the next fiscal year.

2.	Audit Services. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including their respective responsibilities and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

3.	Permissible Non-Audit Services. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of any permissible non-audit services to be provided by the independent auditors. No non-audit services shall be provided by the independent auditors, except as approved in advance by the Committee.

4.	Oversight of Internal Auditor. The Committee shall review the annual plan activities and organizational structure of the internal audit functions and review the results of the audits performed by the internal audit group. The Committee will evaluate the performance of the Vice President – Internal Audit and Controls and establish the compensation and responsibilities of the person holding this position. Additionally, the Committee shall review and approve the staffing and budget of the internal audit function and its effectiveness.

5.	Review of Interim Financial Statements and Earnings Releases. The Committee shall meet to review and discuss the interim financial statements, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. The Committee will discuss the Company’s policies and procedures with respect to earnings releases and review earnings releases and financial information included in releases and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

6.	Review of Annual Audited Financial Statements. The Committee shall meet to review and discuss, with management and with the independent auditors, the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including (a) their judgment about the quality, not just the acceptability, of the Company’s accounting principles, including significant financial reporting issues, critical accounting policies and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Committee will also review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of disclosure controls and of internal controls and remedial steps taken in light of detected material deficiencies; and (c) the effects of regulatory and accounting initiatives on the financial statements.

The Committee will discuss the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as reviewed by the independent auditors.

Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

7.	Risk Assessment and Risk Management. The Committee will review and discuss with management, the internal auditors, and the independent auditors the Company’s policies and procedures with respect to risk assessment and risk management.

8.	Internal Controls, Disclosure Controls and Procedures. The Committee will discuss with management, the internal auditors, and the independent auditors the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the internal auditors the results of the internal audit program. The Committee will also monitor the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee will review and discuss the Company’s disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.

9.	Complaint Procedures. The Committee shall establish procedures for receiving, retaining and handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

10.	Compliance Programs. The Committee shall periodically review and discuss with management, the internal auditors, and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Ethics and Financial Code of Ethics.

11.	Report for Inclusion in Proxy Statement. The Committee shall prepare the report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

12.	Hiring of Auditor Personnel. The Committee shall establish and periodically review hiring policies with regard to employees and former employees of the independent auditors.

III.	AUTHORITY TO ENGAGE ADVISORS AND INVESTIGATIVE AUTHORITY

The Committee will have the sole authority to retain, at the Company’s expense, outside counsel, accountants, experts or other advisors, as the Committee deems necessary to fulfill its responsibilities, without obtaining the approval of the Board or any officer of the Company in advance. The Committee will have sole authority to approve any such counsels’, accountants’ or other advisors’ fees and other terms of retention.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

IV.	COMMITTEE MEMBERSHIP AND ORGANIZATION OF COMMITTEE

A.	Appointment. The Committee shall be appointed by the Board, upon the recommendation of the Corporate Governance Committee, and shall be comprised of at least three directors. Members of the Committee may be removed, with or without cause, by the Board at any time, in its discretion. The Board shall designate a Chair for the Committee, and such person shall be an “audit committee financial expert,” as described in section IV.B. below.

B.	Member Qualifications. Each Committee member shall meet the requirements of the New York Stock Exchange listing standards, and federal laws and regulations, with respect to audit committees, as they may become applicable from time to time, as well as the requirements of the Company’s Corporate Governance Framework. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise and will meet the qualifications of an “audit committee financial expert”, as determined by the Board in accordance with NYSE listing standards and SEC rules. No member may serve on the audit committees of more than two other public companies. Committee members may receive no compensation from the Company other than director’s fees.

C.	Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

D.	Annual Performance Evaluation. The Committee shall annually review its own performance. The Committee shall report the results of such self-evaluation to the Corporate Governance Committee.

E.	Subcommittees. The Committee may form and delegate authority to subcommittees when appropriate.

V.	MEETINGS

A.	Frequency of Meetings; Quorum. The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but at least quarterly each year, and at such times and places as the Committee shall determine. A majority of the members shall constitute a quorum.

B.	Attendees. The Committee will meet separately, at least quarterly, with the internal auditors, the independent auditors, the Chief Financial Officer and other senior management to discuss any matters that such persons may wish to bring to the Committee’s attention or that the Committee wishes to bring to such persons’ attention.

C.	Report. The Chair of the Committee shall report on the actions taken by the Committee at the Board meeting following the Committee meeting.

ADMISSION TICKET

(Not Transferable)

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

2005 Annual Meeting of Stockholders

10 a.m. (CDT), Thursday, May 19, 2005

Trinity Building, Fourth Floor

RadioShack Riverfront Campus

The Riverfront Campus (located in the northwest corner of Belknap and Taylor streets) comprises three office buildings, a common building and a parking garage. The Riverfront Campus address is 300 RadioShack Circle, which is a private driveway off Belknap Street. The Annual Meeting will be held on the fourth floor of the Trinity Building (the common building). Signs and personnel will be present to guide shareholders.

The visitor entrance to the Riverfront Campus parking garage is located at Belknap and Cherry streets. Visitor parking is on Level 3. In addition, visitors may be dropped off at the Main Entrance to the Riverfront Campus (off Belknap Street at 300 RadioShack Circle), but parking is not allowed in the front circular driveway.

THIS IS YOUR PROXY – YOUR VOTE IS IMPORTANT

Your vote is important to us. Whether you attend the meeting or not, please use one of these methods to vote:

Internet (see reverse).

Telephone (see reverse).

Mark the attached proxy card, sign, detach and return the card in the accompanying postage-paid envelope.

DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 19, 2005

The undersigned holder of common stock of RadioShack Corporation hereby appoints Leonard H. Roberts, Robert J. Kamerschen, Thomas G. Plaskett and Edwina D. Woodbury, and each or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Company held by the undersigned at the Annual Meeting of Stockholders of RadioShack Corporation at Fort Worth, Texas on May 19, 2005, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed but no instruction given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS,

SIGN ON THE REVERSE SIDE—NO BOXES NEED TO BE CHECKED.

IMPORTANT – This Proxy must be signed and dated on the reverse side.

RadioShack Riverfront Campus

300 RadioShack Circle

Fort Worth, Texas 76102-1964

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to

http://www.eproxyvote.com/rsh

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote via the Internet or by telephone, please do not mail your card.

RECEIVE FUTURE RADIOSHACK CORPORATION ANNUAL MEETING MATERIALS VIA THE INTERNET!

Consider receiving all future RadioShack Corporation Annual Reports and Proxy Statements in electronic form. While voting via the Internet, just click the box to give your consent and save RadioShack the future costs of producing, distributing and mailing these materials. Choosing electronic delivery will give you faster and more convenient access to annual meeting materials.

Voting by telephone, Internet and mail will still be available to shareholders who choose to receive printed annual meeting materials by mail.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark

your vote as

in this example

The Board of Directors recommends a vote FOR.

1. Election of fourteen directors

(01) Frank J. Belatti (02) David J. Edmondson (03) Ronald E. Elmquist (04) Robert S. Falcone (05) Daniel R. Feehan (06) Richard J. Hernandez

(07) Robert J. Kamerschen (08) Gary M. Kusin (09) H. Eugene Lockhart (10) Jack L. Messman (11) William G. Morton, Jr. (12) Thomas G. Plaskett

(13) Leonard H. Roberts (14) Edwina D. Woodbury

WITHHOLD

AUTHORITY

to vote for all

nominees

FOR

All

Nominees

For all nominees except those written on line above

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LOWER LEFT

Please sign exactly as your name(s) appear(s) on this proxy,

date and promptly return this proxy in the enclosed

envelope.

Signature: Date: Signature: Date: